SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2003

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

           On January 14, 2003, Borland Software Corporation, a Delaware corporation (“Borland”) completed its acquisition of TogetherSoft Corporation, a Delaware corporation (“TogetherSoft”), following the required vote of TogetherSoft stockholders at a special meeting held on January 13, 2003, and the satisfaction or waiver of other closing conditions.

           The acquisition was made pursuant to an Agreement and Plan of Merger and Reorganization dated as of October 29, 2002 (the “Merger Agreement”) by and among Borland, TogetherSoft, Targa Acquisition Corp. I (“Merger Sub I”), Targa Acquisition Corp. II (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), Peter Coad, as agent for the stockholders of TogetherSoft, and Kurt Jaggers, as agent for the stockholders of TogetherSoft. Pursuant to the Merger Agreement, Merger Sub I was merged with and into TogetherSoft (“Merger I”), followed by the merger of TogetherSoft with and into Merger Sub II (“Merger II,” and together with Merger I, the “Mergers”). Following the Mergers, the separate existence of TogetherSoft ceased. Merger Sub II continues as the surviving corporation and a wholly owned subsidiary of Borland. The aggregate purchase price for all of the capital stock of TogetherSoft, which was arrived at through arms-length negotiations, was approximately 9,050,000 shares of Borland common stock and approximately $82,500,000 in cash, subject to reduction for TogetherSoft’s legal expenses in excess of an agreed upon amount incurred in connection with the transactions contemplated by the Merger Agreement. Based on the closing price of Borland common stock on January 14, 2003, the aggregate value of the consideration issued at closing was approximately $210 million. The cash portion of the merger consideration was funded by Borland by working capital. The acquisition will be accounted for using the purchase method of accounting. The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

On January 15, 2003, Borland issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the completion of the TogetherSoft acquisition.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

           It is impracticable for Borland to file herewith the required financial statements in this Current Report on Form 8-K. The financial statements of TogetherSoft required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

           It is impracticable for Borland to file herewith the required pro forma financial statements in this Current Report on Form 8-K. The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(c)	Exhibits

2.1

Agreement and Plan of Merger and Reorganization dated as of October 29, 2002, by and among Borland Software Corporation, TogetherSoft Corporation, Targa Acquisition Corp. I, Targa Acquisition Corp. II, Peter Coad, as agent for the stockholders of TogetherSoft, and Kurt Jaggers, as agent for the stockholders of TogetherSoft, (incorporated herein by reference to Exhibit 2.1 to Borland’s Current Report on Form 8-K filed November 1, 2002).

99.1	Press Release of Borland Software Corporation dated January 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: January 16, 2003	By: /s/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1

Agreement and Plan of Merger and Reorganization dated as of October 29, 2002, by and among Borland Software Corporation, TogetherSoft Corporation, Targa Acquisition Corp. I, Targa Acquisition Corp. II, Peter Coad, as agent for the stockholders of TogetherSoft, and Kurt Jaggers, as agent for the stockholders of TogetherSoft, (incorporated herein by reference to Exhibit 2.1 to Borland’s Current Report on Form 8-K filed November 1, 2002).

99.1	Press Release of Borland Software Corporation dated January 15, 2003